POWER OF ATTORNEY

The undersigned constitutes each of John P. Calamos, Sr., Robert F. Behan and J. Christopher Jackson, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Calamos Investment Trust, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Calamos Investment Trust of the indicated series of the investment companies indicated below:

Selling Fund	Buying Fund
Calamos Focus Growth Fund, a series of Calamos Investment Trust	Calamos Growth Fund, a series of Calamos Investment Trust
Calamos Long/Short Fund, a series of Calamos Investment Trust	Calamos Phineus Long/Short Fund, a series of Calamos Investment Trust

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated the 1st day of July, 2016.

/s/ John E. Neal	/s/ David D. Tripple
John E. Neal	David D. Tripple

/s/ William R. Rybak	/s/ Virginia G. Breen
William R. Rybak	Virginia G. Breen

/s/ Stephen B. Timbers	/s/ Theresa A. Hamacher
Stephen B. Timbers	Theresa A. Hamacher